EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-156601), Form S-8 (Registration No. 333-128256), Form S-8 (Registration No. 333-122701), Form S-8 (Registration No. 333-75346), and Form S-8 (Registration No. 333-159986) of The Phoenix Companies, Inc. of our report dated March 15, 2012 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 15, 2012